                                                                    Exhibit 4.13

                              NORTHERN-EXPRESS/SM/


                                      TIP

                               TRANSACTION GUIDE

                        GET ON BOARD THE NORTHERN-EXPRESS

                      FOR TIP TRANSACTIONS AND INFORMATION

This guide has been assembled to streamline your use of the TIP/ESOP phone system - Northern-Express/SM/. Each transaction section will outline key plan facts and "step you through" the phone process. We hope you find the guide helpful. Please keep it handy and use it as a reference - at home or at work - wherever you anticipate using Northern-Express.

     Contents:                                            Page No.
     Enrolling in TIP                                         1
     Transferring Your Existing Balances                      2
     Changing Your Future Investment Elections                3
     Changing Your Contribution Rate                          4
     Requesting A Loan                                        5
     Requesting A Regular Withdrawal Payable To You           6
     Rolled Over To An IRA                                    7
     Processing Transactions That Require A Form              8

     -Financial Hardship Withdrawals
     -Termination Distributions
     -Rollovers Into TIP
     -Withdrawals That Are To Be Directly Rolled Over
                            TIP/ESOP Administrators
                                       M-8
                                  (312)444-7613
                                  (312)444-4416

                      ENROLLING IN TIP FOR THE FIRST TIME
A FEW PLAN FACTS:

     You are eligible to join TIP the first of the calendar quarter, following the later of your one year anniversary or your 21st birthday. If you didn't join when you were first eligible, you can enroll in any future pay period.

WHAT YOU NEED TO DO:

     Review the enrollment materials that were sent to you when you became eligible. (If you don't have this information call a TIP/ESOP Administrator
(312)444-7613 or (312)444-4416.)

     Send your Beneficiary Designation Form to Benefits, M-8.

     Decide how much you want to contribute before-tax and/or after-tax.

     Call NORTHERN-EXPRESS 1-(800)-291-PLAN. Make sure you have your Personal Identification Number (PIN) handy. A PIN is automatically sent to your home when you become eligible. (Call Northern-Express to request a new PIN, if you lost yours.)

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "8" for Plan Enrollment.

     - Enter the percent of pay you want to contribute before-tax and/or after-tax.

     - The system will read back this portion of your enrollment and ask you to accept it before moving on to your investment elections.

     - Next you will enter the percentage you want to invest in each fund for both your Employee and Company contributions.

     - The system will read back this portion of your enrollment and ask you to accept it.

     Confirm your entire Enrollment Request before hanging up. Listen for the words, "A confirmation notice will be mailed..."

     Watch your mail at home for the confirmation notice.

     Review the deduction section of your next paycheck to verify that the deductions have started. (See below for timing.)

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     The deadline is midnight (E.S.T.) the business day before pay day. For example,

          DATE YOU ENROLLED              FIRST CONTRIBUTION DEDUCTED
          -----------------              ---------------------------
                                             FROM YOUR PAY CHECK
                                             -------------------
          March 15 - March 30                      April 14
          March 31 - April 13                      April 28

   TRANSFERRING YOUR EXISTING BALANCES FROM ONE INVESTMENT OPTION TO ANOTHER

A FEW PLAN FACTS:

     You can transfer money from one investment fund to another any day.

     You can transfer a specific dollar amount or an entire fund balance from one investment to another.

     Your Employee and Company balances are separate, so you will need separate transactions to make changes to both accounts.

     Only Company money (matching contributions) can be transferred to The Northern Trust Stock Fund.

     Although there is no limit to the number of transfers you can make, try to resist the temptation of reacting to daily changes in the market. Most investment advisors recommend that you determine your investment strategy based on your long term goals then stick with it until your goals change.

WHAT YOU NEED TO DO:

     Review your last quarterly TIP statement or listen to your balances on NORTHERN-EXPRESS to determine the amounts you want to transfer.

     It is often helpful to jot your transfers down in advance to use as a guide while you listen to the phone instructions.

     For Example:

               TYPE           AMOUNT          FROM             TO
               ----           ------          ----             --
          Employee Money      $5,000       Short Term       50% Bond
                                                            50% Index

     Call NORTHERN-EXPRESS 1-(800)-291-PLAN (have your PIN handy).

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "2" for Fund Balances and Transfers.

     - The system will tell you your Employee and Company balance in each fund.

     - To initiate a transfer select "1".

     - First select the account - Employee or Company.

     - The system will read the name of any fund that you currently have balances in. If you don't want to transfer from a fund, enter zero + the # key. When you hear the fund you want to transfer from - enter the amount ending with the # key.

     - For the to fund(s), enter the percentage of the dollars being
               --
       transferred that you want to go into each fund.

     Stay on the line to accept and confirm your transfer. Listen for the words, "A confirmation notice will be mailed..."

     Watch your mail at home for our confirmation notice.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

If you call NORTHERN-EXPRESS by stock market close generally 4:00 p.m. (E.S.T.) on any business day, your transfer will occur that night.

                   CHANGING YOUR FUTURE INVESTMENT ELECTIONS

A FEW PLAN FACTS:

     The investment options are:
     Employee Contributions                          Company Contributions
     ----------------------                          ---------------------
     Short Term Fund                                 Short Term Fund
     Benchmark Bond Portfolio                        Benchmark Bond Portfolio
     Benchmark Balance Portfolio                     Benchmark Balanced Portfolio
     Benchmark Equity Index Portfolio                Benchmark Equity Index Portfolio
     Benchmark Focused Growth Portfolio              Benchmark Focused Growth Portfolio
                                                     Northern Trust Common Stock Fund
     _________________________________________       _________________________________________
     Percentages in each fund must add at 100%       Percentages in each fund must add to 100%

     You can split your investment in 1% increments. Your Employee and Company elections each need to add up to 100%.

     You can change your investment elections in any pay period. There are no limits on the number of changes you can make.

     Note: To change the investment mix of your existing balances, see page 2 in this guide, Transferring Your Existing Balances.

WHAT YOU NEED TO DO:

     Decide how you want to invest your future contributions in advance of your call.

     Call NORTHERN-EXPRESS 1-800-291-PLAN (have your PIN handy).

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "3" for Investment Elections.

     - The system will tell you your current investment elections for both Employee and Company contributions

     - Select "1" to change the investment, either Employee or Company contribution. (If you want to change both, you need to enter and accept one and then select the other.)

     - Enter the appropriate percentage, as the system reads each fund.

     - Confirm your transaction before hanging up. Listen for the words, "A confirmation notice will be mailed..."

     Watch your mail at home for your confirmation notice.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     Investment changes are processed daily. The deadline is 4:00 p.m. (E.S.T.) the business day before pay day.

     DATE YOU REQUESTED CHANGE     FIRST PAY CHECK WITH NEW INVESTMENT ELECTIONS
     -------------------------     ---------------------------------------------
     March 15 - March 30                            March 31
     March 31 - April 13                            April 14

                        CHANGING YOUR CONTRIBUTION RATE
A FEW PLAN FACTS:

     You can contribute up to 12% of your salary with before-tax money, after-tax money, or a combination of the two.

     The contributions of certain highly compensated employees are limited by the I.R.S. You will be notified if you are in this category.

     You can change your contribution rate any pay period.

     The Company will match the first 4% you contribute at a rate of $1.25 on the $1.00 (provided the earnings target is achieved and you are employed on December 31st).

WHAT YOU NEED TO DO:

     Decide what percentage you want to contribute before-tax and/or after-tax.

     Call NORTHERN-EXPRESS 1-800-291-PLAN (have your PIN handy).

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "4" for Contribution Rates.

     - The system will tell you what you are currently contributing.

     - Select "1" to change your contribution rate.

     - Enter the percentage of pay you wish to contribute before-tax and/or after-tax.

     - Confirm your transaction before hanging up. Listen for the words, "A confirmation notice will be mailed..."

       Watch your mail at home for your confirmation notice.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     Contribution changes are processed every pay period. The deadline is midnight (E.S.T.) the business day before pay day.

     DATE YOU REQUESTED CHANGE        FIRST PAY CHECK WITH NEW CONTRIBUTION RATE
     -------------------------        ------------------------------------------
     March 15 - March 30                              April 14
     March 31 - April 13                              April 28

                               REQUESTING A LOAN

A FEW PLAN FACTS:

     You can borrow against your TIP account without incurring any taxes on the funds. And your semi-monthly loan payments, including interest, are credited to your TIP account.

     You can have two loans outstanding at a time.

     The minimum loan amount is $1,000 with increases in $500 increments. (1,500, $2,000, etc.)

     The maximum amount you have available for a loan is available by calling NORTHERN-EXPRESS. If you have never had a loan, you can borrow up to 50% of your vested balance. If you have had a prior loan, see the Sourcebook for details of how your maximum loanable amount is calculated.

     You can choose the length of the loan. A general purpose loan can be for any length of time up to 5 years. For the purchase of a primary residence, the maximum loan period is 15 years.

WHAT YOU NEED TO DO:

     Call NORTHERN-EXPRESS 1-800-291-PLAN (have your PIN handy).

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "5" for Loan Information.

     - The system will tell you what the maximum amount you have available and the current interest rate.

     - Select "3" to request a loan. (Select "2" to model various loan terms.)

     - Enter the loan type, amount and repayment term.

     Stay on the line to confirm your transaction. Listen for the words, "A promissory note will be mailed...")

     Watch your mail at home for your promissory note.

     Send a copy of your signed real estate contract to Benefits, M-8 if your loan term is longer than 5 years.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     Loans are processed twice a month, with deadline being the day before pay day. For example:

                DATE YOU          WHEN YOU SHOULD      FIRST LOAN DEDUCTION
                --------          ---------------      --------------------
             REQUESTED LOAN        RECEIVE CHECK          FROM PAY CHECK
             --------------        -------------          --------------
           March 15 - March 30        April 11               April 14
           March 31 - April 13        April 27               April 28

         REQUESTING A REGULAR OR AGE 59 1/2 WITHDRAWAL (PAYABLE TO YOU)

A FEW PLAN FACTS:

     Withdrawals are processed twice a month.

     There is no minimum withdrawal amount.

     You can find out your maximum available withdrawal amount by calling NORTHERN-EXPRESS.

     Withdrawals are taxable in the year received, unless you roll over the funds into an IRA. (see page 7 Requesting a Regular or Age 59 1/2 Withdrawal (To Be Directly Rolled Over To An IRA.)

     Withdrawals prior to age 59 1/2 may also be subject to additional penalty taxes.

WHAT YOU NEED TO DO:

     Call NORTHERN-EXPRESS 1-800-291-PLAN (have your PIN handy).

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "6" for Withdrawals.

     - The system will tell you what you have available for withdrawal.

     - Select "2" to initiate a regular withdrawal.

     - Enter the amount you want to withdraw (or press # for 100%).

     - Confirm your transaction before hanging up. Listen for the words, "A confirmation notice will be mailed..."

     Watch your mail at home for your confirmation notice.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     Regular and Age 59 1/2 withdrawals are processed twice a month. The deadline is midnight (E.S.T.) the day before pay day. For example:

          DATE YOU REQUESTED WITHDRAWAL  EXPECTED DATE OF CHECK RECEIPT
          -----------------------------  ------------------------------
                                             (VIA U.S. MAIL AT HOME)
                                             -----------------------
          March 15 - March 30                       April 11
          March 31 - April 13                       April 24
     Any after-tax portion will be sent to your home address via US mail.

REQUESTING A REGULAR OR AGE 59 1/2 WITHDRAWAL (TO BE DIRECTLY ROLLED OVER TO AN
                                      IRA)
A FEW PLAN FACTS:

     The taxable portion of a withdrawal can be rolled over to an IRA.

     Funds you withdraw from TIP under this option cannot be rolled back into TIP in the future.

     If you have after-tax contributions in your account, they may be included in your withdrawal. These funds are not subject to tax upon withdrawal, so they cannot be rolled over to an IRA. The system will automatically make this portion of the withdrawal payable to you with no taxes applied.

WHAT YOU NEED TO DO:

     Request a Withdrawal Direct Rollover Form by calling NORTHERN-EXPRESS 1-800-291-PLAN (have your PIN handy).

     Once you are on the NORTHERN-EXPRESS line:

     - Select "1" for TIP.

     - Enter your Social Security Number and PIN.

     - Select "7" for Forms Request.

     - Select "3" for a Withdrawal Direct Rollover Form.

     - Listen for the words, "The requested form will be mailed within two business days."

     Watch your mail at home for your promissory note.

     If you need to know the amount you have available for withdrawal, call NORTHERN-EXPRESS. Select "1" for TIP, then "6" for withdrawal amounts available.

     Complete the Withdrawal Direct Rollover Form and return it to Benefits, M-8. The rollover check will be mailed directly to your IRA, so it is important that the rollover information requested on the form be complete and accurate.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     Withdrawals are processed twice a month. The deadline is a form to Benefits by 5:00 p.m. (C.S.T.) two business days before pay day.

          DATE YOUR ROLLOVER FORM              EXPECTED DATE OF CHECK
          -----------------------              ----------------------
          IS RECEIVED BY BENEFITS                  RECEIPT BY IRA*
          -----------------------                  ---------------
          March 15 - March 29                         April 11
          March 31 - April  12*                       April 24
     *Any after-tax portion will be sent to your home address via US mail.

     PROCESSING TRANSACTIONS THAT STILL REQUIRE COMPLETION OF A PAPER FORM

A FEW PLAN FACTS:

     A paper form needs to be completed for:

     - Financial Hardship Withdrawals

     - Termination Distributions

     - Rollovers into TIP

     - Withdrawals that are to be directly rolled over to an IRA (see page 7 in this guide, Regular Withdrawals To Be Directly Rolled Over To An IRA).

WHAT YOU NEED TO DO:

     You can request a form by calling NORTHERN-EXPRESS 1-(800)-291-PLAN or a TIP/ESOP administrator (312)444-7613 or (312)444-4416.
     Follow the information and instructions that are provided with the form.

     If the form is 2-ply, return both copies to Benefits, M-8. The yellow copy will be returned to you by Benefits to confirm receipt.

WHEN YOUR TRANSACTION WILL BE COMPLETED:

     The following are examples of the time frames for the above transactions:

ACTIVITY                     DEADLINE/PROCESSING                 DATE FORM(S)         EXPECTED CHECK RECEIPT
--------                     -------------------                 ------------         ----------------------
                                  FREQUENCY                      INTO BENEFITS        OR TRANSACTION PROCESSED
                                  ---------                      -------------        ------------------------
Financial Hardship           Weekly Processing Deadline          3/15 - 3/21*                   3/31
Withdrawals                  5:00 p.m. (C.S.T.)                  3/22 - 3/28*                   4/07
                             each Tuesday
Terminations                 Monthly Processing Deadline         3/01 - 3/31                TIP AND ESOP
Distributions                5:00 p.m. (C.S.T.)                                                 4/30
                             the last business day
                             of each month.                      4/01 - 4/28                TIP AND ESOP
                                                                                                5/31
Rollovers Into TIP           Twice A Month Processing            3/14 - 3/29                    3/31
                             Deadline
                             5:00 p.m. (C.S.T.)                  3/30 - 4/12                    4/14
                             two business days before
                             pay day.
Withdrawals That
Are To Be Directly                                           See Page 7 in this guide,
Rolled Over To                                 Regular Withdrawal Directly To Be Rolled Over To An IRA
An IRA                                         -------------------------------------------------------

*Processing time frames assume all required paperwork is complete and hardship necessity is approved on the date shown.